EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Etelos, Inc. 2009 Equity Incentive Plan of our report dated March 17, 2010 with respect to the financial statements of Etelos, Inc. for the year ended December 31, 2009 which appear in its Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ STONEFIELD JOSEPHSON, INC.

San Francisco, California

April 8, 2010